EXHIBIT 3.1

                    CERTIFICATE OF FORMATION

                               OF

              ALLEGHENY ENERGY SUPPLY COMPANY, LLC


          This Certificate of Formation of Allegheny Energy Supply Company, LLC (the "Company"), dated as of November 12, 1999, is being duly executed and filed by West Penn Transferring Agent LLC, as sole member and an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. 18-101, et seq.).

     FIRST. The name of the Company formed hereby is Allegheny
            Energy Supply Company, LLC.

     SECOND. The address of the registered office of the Company in the State of Delaware is The Corporation Trust Company,
Corporation Trust Center, 1209 Orange Street, Wilmington,
Delaware 19801. The Company's registered agent for service of process at that address is The Corporation Trust Company.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

                       ALLEGHENY ENERGY SUPPLY COMPANY, LLC

                       By: WEST PENN TRANSFERRING AGENT LLC,
                       Sole Member

                       By: WEST PENN POWER COMPANY, Sole Member


                       By: /s/ Ronald A. Magnuson
                         Name: Ronald A. Magnuson
                         Title: Vice President